Exhibit 4.1


                  THE EMPIRE DISTRICT ELECTRIC COMPANY
                        1996 STOCK INCENTIVE PLAN

1.    Purpose

            The Empire District Electric Company 1996 Stock Incen-tive Plan is designed to enable qualified executive, managerial, supervisory and professional personnel and directors of The Empire District Electric Company to acquire or increase their ownership of the common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.    Definitions

            When used herein, the following terms shall have the meaning set forth below:

            2.1  "Award" shall mean an Option or a Restricted Stock
Award.

            2.2 "Board" means the Board of Directors of The Empire District Electric Company.

            2.3 "Committee" means the members of the Board's Com-pensation Committee who are "disinterested persons" as defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934.

            2.4 "Code" means the Internal Revenue Code of 1986, as amended.

            2.5 "Company" means The Empire District Electric Com-pany, a Kansas corporation.

            2.6 "Fair Market Value" means with respect to the Com-pany's Shares the mean between the high and low prices of Shares on the New York Stock Exchange Composite Tape on the day on which an Award is granted (or Shares are delivered in lieu of current cash compensation as permitted by the Plan) or, if there should be no sale on that date, on the next preceding day on which there was a sale.

            2.7  "Grantee" means a person to whom an Award is made.
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            2.8  "Incentive Stock Option" or "ISO" means an Option
awarded under the Plan which meets the terms and conditions estab-lished by Section 422 of the Code and applicable regulations.

            2.9  "Non-Qualified Stock Option" or "NQSO" means an
Option awarded under the Plan other than an ISO.

            2.10 "Option" means the right to purchase a number of Shares, at a price, for a term, under conditions, and for cash or other consideration fixed by the Committee and expressed in the written instrument evidencing the Option. An Option may be either an ISO or NQSO.

            2.11  "Plan" means the Company's 1996 Stock Incentive
Plan.

            2.12 "Restricted Stock Award" means the grant of a right to receive a number of Shares at a time or times fixed by the Committee in accordance with the Plan and subject to such lim-itations and restrictions as the Plan and the Committee (as expressed in the written instrument evidencing the Restricted Stock Award) impose.

            2.13 "Right of First Refusal" means the right which may be given to the Company pursuant to Section 7.4 hereof to purchase Shares received pursuant to Awards under the Plan at their then
Fair Market Value, in the event the holder of such Shares desires to sell the Shares to any other person. This right, if so given, shall apply under terms and conditions established by the Commit-tee at the time of the Award and included in the written instru-ment evidencing the Award, and shall apply to sales by the Grantee or the Grantee's guardian, legal representative, joint tenant, tenant in common, heirs or Successors.

            2.14 "Shares" means shares of the Company's common stock, par value $1.00 per share, or, if by reason of the adjust-ment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

            2.15 "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest except that with respect to an ISO the term "Sub-sidiary" shall have the meaning set forth in Section 424(f) of the Code.

            2.16 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares
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issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as pro-vided in accordance with Section 9 hereof, or by reason of a transfer permitted pursuant to Section 8 hereof.

            2.17 "Term" means the period during which a particular Option may be exercised or the period during which the restric-tions placed on a Restricted Stock Award are in effect.

3.    Administration of the Plan

            3.1 The Plan (other than the portion thereof described in Section 3.7) shall be administered by the Committee.

            3.2 Subject to the provisions of the Plan, the Commit-tee shall have the sole authority to determine:

            (i) the employees of the Company and its Subsidiaries to whom Awards shall be granted;

           (ii)  the number of Shares to be covered by each Award;

          (iii) the price to be paid for the Shares upon the exer-cise of each Option;

           (iv)  the Term within which each Option may be exercised;

            (v) the terms and conditions of each Option, which may include provisions for payment of the option price in Shares at the Fair Market Value of such Shares on the day of their delivery for such purpose;

           (vi) the restrictions on transfer and forfeiture condi-tions with respect to a Restricted Stock Award; and

          (vii)  any other terms and conditions of the Award.

Awards shall be made by the Committee.

            3.3 The Committee may construe and interpret the Plan, reconcile inconsistencies thereunder and supply omissions there-from. Any decision or action taken by the Committee in the exer-cise of such powers or otherwise, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all Grantees, and any other person claiming under or through any Grantee.

            3.4 The Committee shall designate one of its members as Chairman. It shall hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members at the time in office. Any determination reduced to writing and signed by a majority of the members of the Committee at the time in office shall be fully as effective as if it has been made at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may establish and amend such rules and regulations for the conduct of its business and the adminis-tration of the Plan as it shall deem advisable.

            3.5 No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Service on the Committee is hereby spe-cifically declared to constitute service as a Director of the Com-pany, to the end that the members of the Committee shall, in respect of their acts and omissions as such, be entitled to indem-nification and reimbursement as Directors of the Company pursuant to its Bylaws and to the benefits of any insurance policy main-tained by the Company providing coverage with respect to acts or omissions of Directors of the Company.

            3.6 The Committee shall regularly inform the Board as to its actions under the Plan in such manner, at such times, and in such form as the Board may request.

            3.7 Anything in the Plan to the contrary notwithstand-ing, the foregoing provisions of this Section 3 shall not apply to the portion of the Plan relating to Directors who are not employ-ees of the Company or any of its Subsidiaries and who have the right to elect to receive Shares in lieu of cash Remuneration pur-suant to Section 19.3. Such portion of the Plan shall instead be administered by the Secretary of the Company. Since the receipt of Shares by any such non-employee Director of the Company is based on elections by such Director, this administrative function shall be limited to matters of interpretation and administrative oversight.

4.    Eligibility

            Awards may be made under the Plan only to the class of employees of the Company or of a Subsidiary, including officers, consisting of those employees who have executive, managerial, supervisory or professional responsibilities. A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards under the Plan or under any other plan, and whether or not they are participants in other benefit plans of the Company.
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5.    Shares Subject to Plan

            The maximum number of Shares which may be used in connection with Awards or Share deliveries under the Plan is 650,000. The Shares so used may be Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to Options which lapse unexercised and any Shares forming part of a Restricted Stock Award which do not vest in the Grantee shall once again be available for grant of Awards or delivery under
Section 19.

6.    Granting of Options

            6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

            6.2 No individual may be granted Options intended to qualify as ISOs under the Plan and all other incentive stock option plans of the Company (and its parent or subsidiary corporation, if any, within the meaning of Section 424 of the Code) which are exercisable for the first time during any calendar year with respect to Shares having an aggregate Fair Market Value (determined as of the time the Option is granted) greater than $100,000. To the extent that Options granted to an individual exceed the limitation set forth in the preceding sentence, the later-granted of such Options shall be treated as NQSOs. No ISO shall be granted to an individual who, at the time the ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the employee's employer corporation or of its parent or subsidiary corporation unless, at the time the ISO is granted, the option price is at least 110 percent of the Fair Market Value of the stock subject to the ISO, and the ISO by its terms is not exercisable after the expiration of five years from the date the ISO is granted.

            6.3 The purchase price of each Share subject to an Option shall be fixed by the Committee, but shall not be less than the greater of the par value of the Share or 100% of the Fair Market Value of the Share on the date the Option is granted.

            6.4 Each Option shall expire and all rights to purchase Shares thereunder shall terminate on the date fixed by the Committee and expressed in the written instrument evidencing the Option, which date shall not be after the expiration of ten years from the date the Option is granted.

            6.5 Subject to the terms of the Plan, each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee and expressed in the written instrument evidencing the Option. Except to the extent otherwise provided in or pursuant to Sections 9 and 10, no Option shall become exercisable as to any Shares prior to the first anniversary of the date on which the Option was granted.

            6.6 Subject to the terms of the Plan, the Committee may at the time of the Award make all or any portion of the Shares issuable upon exercise of the Option subject to a Right of First Refusal for any period of time designated by the Committee in the written instrument evidencing the Award.

7.    Restricted Stock Awards

            7.1 Subject to the terms of the Plan, the Committee may also grant eligible employees Restricted Stock Awards.

            7.2 The number of Shares covered thereby and other terms and conditions of any such Restricted Stock Award, including the period for which and the conditions on which the Shares included in the Award will be subject to forfeiture and restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee and expressed in the written instrument evidencing the Award. Except as provided in or pursuant to Sections 9 and 10, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date on which the Award was granted.

            7.3 The Committee may establish and express in the written instrument evidencing the Award terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a payment equivalent to any dividend payable with respect to the number of Shares which, as of the record date for which dividends are payable, has been awarded to him but not delivered to him. Any such dividend equivalents shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are as yet undelivered pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the Grantee, all as the Committee shall determine and express in the written instrument evidencing the Award. Any arrangement for the payment of dividend equivalents shall be terminated if, and to the extent that, under the terms and conditions so established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

            7.4 Subject to the terms of the Plan, the Committee may at the time of the Award make all or any portion of the Shares awarded under a Restricted Stock Award subject to a Right of First

Refusal for any period of time designated by the Committee and expressed in the written instrument evidencing the Award.

8.    Non-Transferability of Rights

            Except as otherwise provided in the next sentence of this Section 8, no Option and no rights under any Restricted Stock Award shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each Option may be exercised during the lifetime of the Grantee only by him; and the written instrument evidencing each Option and each Restricted Stock Award shall so state. The Committee may in its discretion, on such terms and conditions as it shall establish, permit an Option or Restricted Stock Award to be transferred to a member or members of the Grantee's immediate family, or to a trust for the benefit of such immediate family members or a partnership in which such immediate family members are the only partners. For purposes of this provision, a Grantee's immediate family shall mean the Grantee's spouse, children and grandchildren.

9.    Death or Termination of Employment

            9.1 Subject to the provisions of the Plan, the Committee may make and include in the written instrument evidencing an Option such provisions concerning exercise or lapse of the Option on death or termination of employment as it shall in its discretion determine. No such provision shall permit an Option to be exercised later than the expiration date of the Option determined pursuant to Section 6.4.

            9.2 No ISO shall be exercisable after the date which is three months following the Grantee's termination of employment for any reason other than death or disability, or after twelve months following the Grantee's termination of employment by reason of disability.

            9.3 The effect of death or termination of employment on Shares issuable or deliverable pursuant to any Restricted Stock Awards shall be as stated in the written instrument evidencing the Award.

            9.4 A transfer of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute a termination of employment for purposes of any Award. The Committee may specify in the written instrument evidencing the Award whether or not, and if at all to what extent, any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

10.   Provisions Relating to Change in Control

            The Committee may provide in the written instrument evidencing an Award that in the event of a "Change in Control" of the Company (as defined by the Committee in such written instrument), the Option so evidenced shall be immediately exercisable in full and the Restricted Stock Award so evidenced shall be immediately payable in full. The Committee may also include in such written instrument additional conditions for such immediate exercisability of an Option or immediate payment in full of a Restricted Stock Award, including without limitation conditions relating to the timing and/or circumstances of the Grantee's termination of employment following the "Change in Control."

11.   Writing Evidencing Awards

            Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, and such other matters as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement signed by the Grantee.

12.   Exercise of Rights Under Awards

            12.1 A person entitled to exercise an Option may do so only by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information which the Committee has previously prescribed and of which such person has been notified.

            12.2 Such a notice shall be accompanied by payment in full for the purchase price of any Shares to be purchased thereunder, with such payment being made in cash or Shares having a Fair Market Value on the date of exercise of the Option equal to the purchase price payable under the Option or a combination of cash and Shares, and no Shares shall be issued upon exercise of an Option until full payment has been made therefor.

            12.3 Upon exercise of an Option, or after grant of a Restricted Stock Award but before delivery of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued or delivered be in the name of the Grantee and another person as joint tenants with right of survivorship or, in the case of a Restricted Stock Award or NQSO, as tenants in common.

            12.4 Upon exercise of an Option or after grant of a Restricted Stock Award under which a Right of First Refusal has been required with respect to some or all of the Shares subject to such Option, or included in the Restricted Stock Award, the Grantee shall be required to acknowledge, in writing, his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares in respect thereof.

            12.5 All notices or requests by a Grantee provided for herein shall be delivered to the Secretary of the Company.

13.   Effective Date of the Plan and Duration

            13.1 The Plan shall become effective on January 1, 1996, subject to approval within twelve months before or after that date by the shareholders of the Company at a meeting duly held in accordance with applicable law; and subject to approval within applicable time limits by any governmental body, the approval of the Plan by which body is required under applicable law. No Option shall be exercisable nor shall any Shares be deliverable under a Restricted Stock Award prior to receipt of all required approvals.

            13.2 No Awards may be granted under the Plan after December 31, 2005, although the terms of any Award may be amended at any time prior to the expiration of the Award in accordance with the Plan.

14.   Date of Award

            The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with such determination.

15.   Stockholder Status

            No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

16.   Postponement of Exercise

            The Committee may postpone any exercise of an Option or the delivery of any Shares pursuant to a Restricted Stock Award for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock

Award or both under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above shall or need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to permit the exercise of an Option or to sell or deliver Shares in violation of the Securities Act of 1933 or other applicable law. Any such postponement shall not extend the Term of an Option nor shorten the Term of any restriction applicable under any Restricted Stock Award; and neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Grantee of an Award, to any Successor of a Grantee or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was thereby delayed.

17.   Termination, Suspension or Modification of Plan

            The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the shareholders of the Company, effect any change (other than through adjustment for changes in capitalization or corporate transactions as herein provided) which:

            (a) increases the aggregate number of Shares for which Awards may be granted and which may be the subject of Share deliveries under Section 19;

            (b)   lowers the minimum Option price;

            (c) lengthens the maximum period during which an Option may be exercised;

            (d) renders any member of the Committee eligible to receive an Award while serving thereon;

            (e)   changes the class of employees eligible to receive Awards;

            (f) extends the period of time during which Awards may be granted;

            (g) removes the restrictions set forth in the last sentence of this Section; or

            (h) otherwise materially increases the benefits accruing to Grantees or their Successors under the Plan.

            No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor of a Grantee under an Award granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent thereto. Adjustments for changes in capitalization or corporate transactions as provided for herein shall not, however, be deemed to adversely affect any such right.
To the extent required by applicable law, no member of the Board who is an officer or employee of the Company or a Subsidiary shall vote (in his or her capacity as such a Board member) on any proposed amendment to the Plan, or on any other matter or question arising under the Plan, relating to his or her own individual interest thereunder.

18. Adjustment for Changes in Capitalization and Corporate Transactions

            Any change in the number of outstanding shares of the Company occurring through stock splits, combination of shares, recapitalization, or stock dividends after the adoption of the Plan shall be appropriately reflected by the Committee through an increase or decrease in the aggregate number of Shares then available for the grant of Awards or Share deliveries under the Plan, or to become available through the termination, surrender or lapse of Awards previously granted and in the number of Shares subject to Restricted Stock Awards then outstanding; and appropriate adjustments shall be made by the Committee in the per Share option price and/or number of Shares subject to the Option as to any outstanding Options. No fractional shares shall result from such adjustments. Similar adjustments shall be made in the event of distribution of other securities in respect of outstanding shares or in the event of a reorganization, merger, consolidation or any other change in the corporate structure or shares of the Company, if and to the extent that the Committee deems such adjustments appropriate.

19.   Delivery of Shares in Lieu of Cash
      Incentive Awards or Directors Fees

            19.1 Any employee (other than an officer as defined in Rule 16a-1(f) adopted pursuant to the Securities Exchange Act of 1934 (each such officer, an "Officer")) otherwise eligible for an Award under the Plan who is eligible to receive a cash bonus or incentive payment from the Company under any management bonus or incentive plan of the Company (any such bonus or payment, a "Cash Payment") may make application to the Committee in such manner as may be prescribed from time to time by the Committee to receive

Shares available under the Plan in lieu of all or any portion of such Cash Payment.

            The Committee may in its discretion honor an employee's application made pursuant to this Section 19.1 by delivering Shares available under the Plan to such employee equal in Fair Market Value at the delivery date to that portion of the Cash Payment for which a Share delivery is to be made in lieu of cash payment.

            19.2 Any Officer otherwise eligible for an Award under the Plan who is eligible to receive a Cash Payment may make application to the Committee in such manner as may be prescribed from time to time by the Committee to receive Shares available under the Plan in lieu of all or any portion of future Cash Payments. Any such application shall be in writing and delivered to the Secretary of the Company. Each such application shall state that it is irrevocable and shall indicate that all or a specified portion of any Cash Payment which becomes payable after a date specified in such notice is requested to be paid in Shares, such date to be at least six months from the date such application is so delivered. Any such application may be changed or terminated only by an application meeting the requirements of the preceding sentence.

            The Committee may in its discretion honor an Officer's application made pursuant to this Section 19.2 by delivering Shares available under the Plan to such Officer equal in Fair Market Value at the delivery date to that portion of the Cash Payment for which a Share delivery is to be made in lieu of cash payment.

            19.3 Any non-employee Director who is entitled to a cash payment for services rendered as a non-employee Director ("Remuneration") may elect to receive Shares available under the Plan in lieu of all or any portion of his or her Remuneration or to change or terminate any such election previously made. Any such election shall be in writing and delivered to the Secretary of the Company. Such election shall state that it is irrevocable and shall indicate the date after which Remuneration shall be paid as set forth in such election, which date shall be at least six months from the date such election is so delivered.

            Shares which are available under the Plan shall be delivered to a Director who makes an election in compliance with this Section 19.3 equal in Fair Market Value at the delivery date to that portion of the Remuneration for which a Share delivery is to be made in lieu of cash payment.

            19.4 Any Shares delivered to an employee under Section 19.1, to an Officer under Section 19.2 or to a Director under

Section 19.3 shall reduce the aggregate number of Shares available for Awards or Share deliveries under the Plan.

            19.5 Delivery of Shares pursuant to this Section 19 shall not be permitted under the Plan after December 31, 2005. Delivery of Shares pursuant to this Section 19 shall be deemed to occur on the date certificates therefor are sent by United States mail or hand delivered to the recipient.

            19.6 The Company shall issue cash in lieu of fractional Shares which would otherwise be issuable under this Section 19.

20.   Non-Uniform Determination Permissible

            The Committee's determinations under the Plan including, without limitation, determinations as to the persons to receive Awards, the form, amount and type of Awards (i.e., ISOs, NQSOs or Restricted Stock Awards), the terms and provisions of Awards, the written instruments evidencing such Awards, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments need not be uniform as among persons similarly situated and may be made selectively among otherwise eligible employees or Directors, whether or not such employees or Directors are similarly situated.

21.   Taxes

            The Company shall be entitled to withhold the amount of any withholding tax payable with respect to any Awards and Share deliveries in lieu of cash payments and to sell such number of Shares as may be necessary to produce the amount so required to be withheld, unless the recipient supplies to the Company cash in the amount requested by the Company for the purpose. The person entitled to receive Shares pursuant to the Award will be given notice as far in advance as practicable to permit such cash payment to be made to the Company. The Company may, in lieu of sale of Shares, defer making delivery of Shares until indemnified to its satisfaction with respect to any such withholding tax. The Committee may adopt rules allowing the recipient of any Award payable in Shares, or any person electing to receive Shares under Section 19, to satisfy any applicable tax withholding requirements in whole or in part by delivering to the Company Shares or by instructing the Company to withhold Shares otherwise deliverable to such person as part of such Award, in either case with a Fair Market Value not in excess of the amount of the applicable withholding requirements.

22.   Tenure

            An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact
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that he is a participant under the Plan; and the Company or Subsidiary shall retain the right to terminate his employment without regard to the effect such termination may have on any rights he may have under the Plan.

23.   Application of Proceeds

            The proceeds received by the Company from sale of its Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

24.   Other Actions

            Nothing in the Plan shall be construed to limit the authority of the Company to exercise all of its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of all or any part of the business or assets of any person, firm, corporation, association or other entity.